AMENDED AND RESTATED
                      INVESTMENT SUB-SUB-ADVISORY AGREEMENT

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      This Agreement is effective as of the 25th day of May,  2007,  Amended and
Restated as of the 6th day of October, 2008, and further Amended and Restated effective as of the 1st day of December, 2012,by and between Goldman Sachs Asset Management, L.P., a Delaware limited partnership ("GSAM"), and Goldman Sachs Asset Management International, a company organized with unlimited liability under the laws of England ("GSAMI", collectively with GSAM, the "parties" and individually each a "party").

                                    RECITALS

      WHEREAS, the JNL/Goldman Sachs Core Plus Bond Fund and the JNL/Goldman Sachs Emerging Markets Debt Fund (individually, a "Fund" and collectively, the "Funds") are investment portfolios of the JNL Series Trust (the "Trust"), a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company;

      WHEREAS, Jackson National Asset Management, LLC ("JNL") and the Trust are parties to an Investment Advisory and Management Agreement dated as of January 31, 2001, Amended and Restated as of the 28th day of February, 2012, and further Amended and Restated as of the 1st day of December, 2012, pursuant to which JNL acts as investment manager with respect to the investment portfolios of the Trust, including the Funds;

      WHEREAS, JNL and GSAM are parties to an Investment Sub-Advisory Agreement, dated May 2, 2005, and Amended and Restated effective as of the 1st day of December, 2012, (as amended, the "Sub-Advisory Agreement"), pursuant to which GSAM acts as the investment manager with respect to certain investment portfolios of the Trust, including the Funds; and

      WHEREAS, GSAM desires to retain GSAMI to provide certain investment services with respect to the Funds upon the terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. APPOINTMENT. GSAM hereby appoints GSAMI to act as a discretionary investment manager with respect to such portion of the assets of each Fund as GSAM shall allocate to GSAMI for the period and pursuant to the terms and conditions set forth herein. GSAMI accepts such appointment and agrees to provide the services contemplated herein, pursuant to the terms and conditions set forth herein.

2. DUTIES OF GSAMI. Subject to the supervision of GSAM and the Trust's Board of Trustees, GSAMI will furnish an investment program which, when taken together with any portion of each Fund's assets managed by GSAM, is consistent with the investment objectives, policies and restrictions set forth in each Fund's prospectus and Statement of Additional Information, as they may be amended from time to time in respect of, and make investment decisions for, all assets of each Fund that it has been allocated by GSAM and place all orders for the purchase and sale of securities, all on behalf of the Funds. GSAMI is authorized as the agent of the Trust to give instructions with respect to the assets allocated to it to give instructions to the custodian of each Fund as to deliveries of securities and other investments and payments of cash for the account of the Funds. GSAM and GSAMI agree to keep records relating to any services hereunder provided by GSAMI in accordance with all applicable laws.

      In no instance will securities held by or being acquired for the Funds be purchased from or sold to GSAMI, or any affiliated person of GSAMI or the Funds, except in accordance with the 1940 Act, the Advisers Act, and applicable rules, guidance and exemptive orders issued by the SEC and its staff thereunder.

      Whenever GSAMI simultaneously places orders to purchase or sell the same security on behalf of a Fund and one or more other accounts managed by GSAMI, such orders will be allocated as to price and amount among all such accounts in a manner believed by GSAMI to be equitable to each account.

      GSAMI shall keep all records and other information relative to the Funds as confidential and proprietary information of each Fund, and will not use such records of information for any purpose other than in connection with the performance of its responsibilities hereunder; provided, however, GSAMI may disclose records or information relative to a Fund when directed by order of a court or regulatory authority.

3. REPRESENTATION OF GSAMI. GSAMI represents, warrants and covenants that it is authorized and regulated by the Financial Services Authority (the "FSA") and has classified each Fund as an Intermediate Customer as defined by the FSA Rules.

4. EXPENSES OF THE FUND. GSAMI shall bear all expenses incurred by it in connection with the performance of its services under this Agreement. All expenses not specifically assumed by GSAMI hereunder or by GSAM or JNL are borne by the Funds or Trust.

5. SERVICES NOT EXCLUSIVE. The services to be provided by GSAMI hereunder are not to be deemed exclusive, and GSAMI shall be free to provide similar services to other clients so long as the provision of such services to such other clients does not impair GSAMI's ability to provide the services contemplated hereunder. Nothing contained herein shall be construed to limit or restrict the right of any director, officer or employee of GSAMI (who may also be a director, officer or employee of GSAM) to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

6. COMPLIANCE WITH APPLICABLE LAW. GSAMI will manage the assets of each Fund that are under its management pursuant to this Agreement in conjunction with those assets managed by GSAM such that each Fund, as a whole, is in compliance with (i) the requirements of the 1940 Act and the regulations adopted by the U.S. Securities and Exchange Commission, and (ii) the requirements of the Commodities Exchange Act and the regulations adopted by the U.S. Commodity Futures Trading Commission and National Futures Association. Further, GSAMI will conduct its activities under this Agreement in accordance with applicable regulations of any governmental authority pertaining to its investment advisory activities.

7. TERM AND TERMINATION. This Agreement shall become effective upon execution, and unless sooner terminated as provided herein, will continue in effect for two (2) years from the date of its execution. Thereafter, if not terminated, this Agreement will continue

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                                   PAGE 2 OF 5
      in effect for successive periods of 12 months, provided that such continuation is specifically approved at least annually by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of each Fund, and in either event approved also by a majority of the Trustees of the Trust who are not interested persons of the Trust, or of JNL, GSAM and GSAMI.

      Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, on sixty days' written notice by the Trust or JNL, or on sixty days' written notice by GSAM or GSAMI. This Agreement shall terminate automatically if the Sub-Advisory Agreement terminates.

      This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms in the 1940 Act.)

8. LIABILITY OF GSAMI. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties hereunder on the part of GSAMI or any of its officers, directors or employees, GSAMI shall not be subject to liability to GSAM or the Funds for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or investment contract or other instrument for a Fund's portfolio.

9. NOTICES. Any notices under this Agreement shall be given in writing, addressed and delivered or mailed, postage paid, to such address as may be designated for the receipt of such notice, with copies to JNL and the Funds. The respective addresses for the delivery of such notices are as follows:

      IF TO GSAM:
      Goldman Sachs Asset Management, L.P.
      200 West Street
      37th Floor
      New York, NY 10282
      Attn: Marci Green

      IF TO GSAMI:
      Goldman Sachs Asset Management International
      Christchurch Court
      10-15 Newgate Street
      London, England EC1A 7HD
      Attn: Alex Marshall

      With a copy to:
      Goldman Sachs Asset Management, L.P.
      200 West Street
      37th Floor
      New York, NY 10282
      Attn: Marci Green

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                                   PAGE 3 OF 5

      COPIES TO JNL AND THE FUNDS MAY BE DELIVERED TO:
      JNL Series Trust
      Jackson National Asset Management, LLC
      225 West Wacker Drive, Suite 1200
      Chicago, Illinois 60606
      Attention:   Mark D. Nerud, President

10. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

11. COUNTERPARTY SIGNATURES. This Agreement may be executed in several counterparts, including via facsimile, each of which shall be deemed an original for all purposes, including judicial proof of the terms hereof, and all of which together shall constitute and be deemed one and the same agreement.

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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this 21st day of February 2013, effective December 1, 2012.

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By:  /s/ James A. McNamara
     -----------------------------------
Name:  James A. McNamara
       ---------------------------------
Title:  Managing Director
        --------------------------------

GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL

By:  /s/ Ted Sotir
     -----------------------------------
Name:  Ted Sotir
     -----------------------------------
Title: Managing Director
      ----------------------------------

ACCEPTED AND AGREED:
JNL SERIES TRUST

By:/s/ Mark D. Nerud
   -------------------------------------
Name:  Mark D. Nerud
     -----------------------------------
Title: President and CEO
      ----------------------------------

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